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                                                                    EXHIBIT 21.1

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                                                          JURISDICTION OF     NAMES UNDER WHICH SUBSIDIARIES DO
SUBSIDIARY                                                 INCORPORATION      BUSINESS
----------                                               -----------------    ---------------------------------
Advanced Assembly Automation, Inc.                              Ohio          Advanced Assembly Automation, Inc., DT
                                                                              Assembly and Test-North America

Armac Industries, Co.                                         Delaware        Armac Industries, Co., DT Converting
                                                                              Technologies

Assembly Machines, Inc.                                     Pennsylvania      Assembly Machines, Inc., DT Precision
                                                                              Assembly

Assembly Technology & Test, Inc.                              Delaware        Assembly Technology and Test, Inc., DT
                                                                              Assembly and Test-North America

Assembly Technology & Test Limited                       England and Wales    Assembly Technology & Test Limited, DT
                                                                              Assembly and Test-Europe

Assembly Technologie & Automation GmbH                        Germany         Assembly Technologie & Automation
                                                                              GmbH, DT Assembly and Test-Europe

Detroit Tool and Engineering Company                          Delaware        Detroit Tool and Engineering
                                                                              CompanyPeer

DTI Lebanon Subsidiary, Inc. (f/k/a Detroit Tool              Missouri        DTI Lebanon Subsidiary
Metal Products Co.)

DT Canada Inc.                                             New Brunswick,     DT Canada Inc.
                                                               Canada

DT Capital Trust                                              Delaware        DT Capital Trust

DT Industries Foreign Sales Corporation                    Barbados, West     DT Industries Foreign Sales Corporation
                                                               Indies

DT Industries (UK) Limited                               England and Wales    DT Industries (UK) LimitedC.E. King,
                                                                              DT Packaging Systems

DT Industries (UK) II Limited                            England and Wales    DT Industries (UK) II Limited

DT Resources, Inc.                                            Delaware        DT Resources, Inc.

Hansford Manufacturing Corporation                            New York        Hansford Manufacturing Corporation

Kalish Inc.                                                New Brunswick,     Kalish Inc.
                                                               Canada

Pharma Group, Inc.                                            Delaware        DT Packaging
                                                                              SystemsMerrillLaksoMerrill-Lakso

Mid-West Automation Enterprises, Inc.                         Illinois        Mid-West Automation Enterprises, Inc.

Mid-West Automation Systems, Inc.                             Illinois        Mid-West Automation Systems, Inc., DT
                                                                              Precision Assembly

Sencorp Systems, Inc.                                         Delaware        Sencorp Systems, Inc., DT Converting
                                                                              Technologies

Swiftpack Automation Limited                             England and Wales    Swiftpack Automation Limited, DT
                                                                              Packaging Systems

Vanguard Technical Solutions, Inc.                            Delaware        Vanguard Technical Solutions, Inc.
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